                                                                   EXHIBIT 28(b)


                       Securities and Exchange Commission
                             Washington, D.C., 20549
                                    Form 11-K


 [X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES AND EXCHANGE
     ACT OF 1934 [FEE REQUIRED]

       For the calendar year ended December 31, 1994


                                       OR


[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934 [FEE REQUIRED]



     SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                          CASH OR DEFERRED ARRANGEMENT
                          ----------------------------
                              (Full Title of Plan)


                 Science Applications International Corporation
              10260 Campus Point Drive, San Diego, California 92121
               (Name of issuer of the securities held pursuant to
           the Plan and the address of its principal executive office)

                                    SIGNATURE



     The Plan. Pursuant to the requirements of the Securities and Exchange Act of 1934, the Science Applications International Corporation Retirement Plans Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SCIENCE APPLICATIONS
                                        INTERNATIONAL CORPORATION
                                        CASH OR DEFERRED
                                        ARRANGEMENT


DATE April 17, 1995                     /s/ Ward Reed
    ---------------                     -------------------------
                                        Ward Reed
                                        Corporate Vice President
                                        and Treasurer
                                        Retirement Plans Committee

SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT
REPORT, FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION
DECEMBER 31, 1994 AND 1993

                                                                        PAGE


Report of Independent Accountants                                        F-2


Financial Statements:

  Statement of Net Assets Available for Benefits                         F-3

  Statement of Changes in Net Assets Available for Benefits              F-4

  Notes to Financial Statements                                      F-5  - F-13


Additional Information:*

  Schedule I   - Schedule of Assets Held for Investment Purposes         F-14

  Schedule II  - Schedule of Reportable Transactions                     F-15



* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS


March 31, 1995


To the Retirement Plans Committee
and Participants of the Science Applications
International Corporation Cash or Deferred Arrangement

In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the net assets available for benefits of the Science Applications International Corporation Cash or Deferred Arrangement (the Plan) at December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Price Waterhouse LLP
San Diego, California
March 31, 1995

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
- --------------------------------------------------------------------------------

                                                          DECEMBER 31,
                                                       1994           1993
ASSETS

Investments:
  Mutual funds, at market value                   $ 157,183,000   $ 127,253,000
  SAIC Common Stock, at fair market value            84,571,000      64,225,000
  Short-term investments, at market value               125,000          20,000
  Participant loans                                   8,604,000       6,646,000
                                                  -------------   -------------

                                                    250,483,000     198,144,000
                                                  -------------   -------------

Receivables:
  Participant contributions                           1,771,000       1,478,000
  Company contributions                               2,446,000         473,000
                                                  -------------   -------------

                                                      4,217,000       1,951,000
                                                  -------------   -------------

     Total assets                                   254,700,000     200,095,000
                                                  -------------   -------------

LIABILITIES

Accrued Plan expenses                                    38,000          38,000
                                                  -------------   -------------

     Total liabilities                                   38,000          38,000
                                                  -------------   -------------

Net assets available for benefits                 $ 254,662,000   $ 200,057,000
                                                  -------------   -------------
                                                  -------------   -------------







                 See accompanying notes to financial statements.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
- -------------------------------------------------------------------------------

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                       1994           1993
Additions to net assets attributed to:
  Investment income:
     Mutual funds:
       Realized gain                             $     702,000   $   1,189,000
       Unrealized (depreciation) appreciation      (10,027,000)      4,287,000
       Dividends and interest                        9,252,000       6,946,000
     SAIC Common Stock:
       Realized gain                                     6,000           2,000
       Unrealized appreciation                       9,884,000       5,115,000
     Interest                                          612,000         533,000
  Participant contributions                         47,599,000      39,462,000
  Company contributions                             10,977,000       7,674,000
                                                  ------------    ------------

          Total additions                           69,005,000      65,208,000
                                                  ------------    ------------

Deductions from net assets attributed to:
  Distributions to participants                    (14,240,000)     (8,694,000)
  Plan expenses                                       (160,000)       (145,000)
                                                  -------------   ------------

          Total deductions                         (14,400,000)     (8,839,000)
                                                  ------------    ------------

Net increase                                        54,605,000      56,369,000

Net assets at beginning of year                    200,057,000     143,688,000
                                                  ------------    ------------

Net assets at end of year                        $ 254,662,000   $ 200,057,000
                                                  ------------    ------------
                                                  ------------    ------------





                 See accompanying notes to financial statements.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------


NOTE 1 - PLAN DESCRIPTION

GENERAL

The Science Applications International Corporation Cash or Deferred Arrangement (the "Plan" or "CODA") was established on September 18, 1982 and became effective January 1, 1983. The authority to administer the Plan is vested in the Retirement Plans Committee (the "Committee") whose members are the Named Fiduciaries for purposes of Section 402 (a) of the Employee Retirement Income Security Act of 1974, as amended. Generally, employees of Science Applications International Corporation (the "Company" or "SAIC") and its subsidiaries are eligible to participate in the Plan upon commencing employment, except for employees in groups or units designated as ineligible.

The Plan consists of a Deferred Fund which is the fund in which assets acquired by the Plan in its function as a qualified Cash or Deferred Arrangement are held and accounted for. The Plan permits a participant to elect to defer up to 18% of their eligible compensation, as defined, for the Plan year and to have such deferred amount contributed directly by the Company to the Deferred Fund for the benefit of the participant. Such contributions are limited under Section 401(a) of the Internal Revenue Code ("IRC") to $9,240 and $8,994 for the years ended December 31, 1994 and 1993, respectively. Amounts deferred by participants, including rollovers from qualified plans, totaled $47,599,000 and $39,462,000 for the years ended December 31, 1994 and 1993, respectively.

In addition to amounts deferred by participants, the Company, at its discretion, may make a matching contribution equal to a specified percentage of the aggregate amounts deferred by participants. The match is only provided on participant deferrals of up to 10% of compensation, with any deferrals above 10% receiving no match. In 1994 and 1993, the Company contributed 30% of the first $2,000 of a participant's annual deferred compensation and 15% of such deferred compensation above $2,000 for a yearly total of $9,063,000 and $7,674,000, respectively. During 1994 and 1993, the Company contribution was allocated to the SAIC Common Stock Fund. Also, the Company, at its discretion, may make an additional contribution to the Deferred Fund for the benefit of participants in order to comply with Section 401(k) of the Code. The additional Company contributions are allocated to participant's accounts as prescribed by the Company. During 1994, additional Company contributions of $1,914,000 were invested in the Vanguard Money Market Reserves-Prime Portfolio. No additional contribution was made during 1993.

The Company's contribution to the Deferred Fund is to be paid in cash unless the Company's Board of Directors determines to make the contribution in shares of Class A Common Stock or another form. Contributions to the Deferred Fund shall not exceed the maximum amount deductible by the Company for Federal income tax purposes.

Participants may elect to borrow against their deferred participant account balances. Upon this election, the loan balance is transferred from the applicable investment fund(s) to a separate loan fund (participant loans) until repayment.

Participants are permitted to transfer to the Plan their account balances from a previous employer's qualified retirement plan within a specified time period.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS

A participant's interest in the Deferred Fund account is 100% vested at all times. The participant's interest in the Deferred Fund account will be paid in a single distribution to the participant or their designated beneficiary upon termination of employment with the Company, retirement, permanent disability or death. A participant may not make withdrawals from the Deferred Fund accounts while employed with the Company prior to attaining age 59 1/2 unless the Committee determines the participant is incurring financial hardship. After attaining age 59 1/2, a participant may make one withdrawal each Plan year even if still employed with the Company. Distributions from the Deferred
Fund are paid in cash.

INVESTMENT PROGRAMS

The investment programs offered to participants in the Deferred Fund allow participants to choose among seven investment funds offered by the Vanguard Group of Investment Companies. Participants are also allowed to direct a portion of their investment into Class A Common Stock of the Company. During 1993, the first $2,000 of a participant's annual deferred compensation under the Plan was invested in the SAIC Common Stock Fund. Such investment into the SAIC Common Stock Fund could be exchanged into one of the Vanguard Funds subject to certain restrictions. Effective January 1, 1994, the entire amount each participant defers is invested directly into the participant's choice of investment funds offered by the Plan.

THE SEVEN VANGUARD FUNDS OFFERED ARE AS FOLLOWS:

1) Vanguard Fixed Income Securities Fund - GNMA Portfolio, which invests in fixed income securities guaranteed by the U.S. Government; 2) Vanguard Index Trust-500 Portfolio, which invests in common stocks; 3) Vanguard Money Market Reserves - Prime Portfolio, which invests in money market instruments; 4) Vanguard Fixed Income Securities Fund - Short-Term Federal Portfolio, which invests in U.S. government obligations; 5) Vanguard/Wellesley Income Fund, which invests in fixed income securities and common stocks; 6) Vanguard/Windsor Fund, which invests in common stocks; and 7) Vanguard International Growth Portfolio, which invests in common stocks of companies based outside the United States. Separate Deferred Fund accounts are established for each investment program selected by a participant. Participants may elect to transfer their existing account balances at any time among the investment funds and/or alter the allocations of future contributions among the investment alternatives under rules prescribed by the Committee.

PLAN TERMINATION

Although the Company has not expressed any intent to terminate the Plan, it reserves the right to suspend or discontinue contributions to the Plan or to terminate the Company's participation in the Plan at any time. In the event of termination, a distribution of the participants' Deferred Fund account balances will be made in accordance with the Plan provisions.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The accompanying financial statements are prepared on the accrual basis of accounting.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS

INVESTMENT VALUATION AND INCOME, GAINS AND LOSSES

VANGUARD FUNDS

Deposits to the Vanguard Funds are used to buy shares from a diversified portfolio of securities. Vanguard Fund shares are valued at the net asset value per share as of each valuation date.

Investment transactions are accounted for on the date the shares in the fund are purchased or sold. Realized and unrealized gains and losses are computed based on the market value at the beginning of the year or purchase price if purchased during the year.

SAIC COMMON STOCK

A general public market for the Company's common stock does not exist; therefore, the fair market value of the common stock is determined pursuant to a stock price formula and valuation process which includes an appraisal prepared by an independent appraisal firm. Periodic determinations of fair market value of the common stock are made by the Board of Directors, with the assistance of the independent appraisal firm. The Board of Directors reserves the right to alter the formula.

The gains or losses realized on distributions of investments and the increases or decreases in unrealized appreciation are calculated as the difference between the current fair market value and the fair market value of the investments at
the beginning of the year or purchase price if purchased during the year.   As
of December 31, 1994 and 1993, the fair market value of the Company's Class A Common Stock was $15.07 and $13.12 and the Plan held approximately 5,612,000 shares and 4,895,000 shares, respectively.

It is the policy of the Committee to keep the SAIC Common Stock Fund invested primarily in Common Stock, except for estimated reserves for use in distributions and investment exchanges by participants. Such reserves are invested in the Vanguard Money Market Reserve - Prime Portfolio mutual fund. If reserves in the SAIC Common Stock Fund are less than the amount required at any given time to make requested distributions and investment changes, investment exchanges out of the SAIC Common Stock Fund by participants may have to be deferred.

SHORT-TERM INVESTMENTS

Short-term investments consist primarily of State Street Bank and Trust Short-Term Investment Fund, which invests in short-term money market instruments. State Street Bank and Trust Company is the Plan's Trustee.

CONTRIBUTIONS

Company contributions are accrued based upon the amounts deferred by participants and those amounts determined by the Company's Board of Directors (Note 1).

DISTRIBUTIONS TO PARTICIPANTS

Distributions to participants are recorded when paid. Distributions to be paid at a future date as elected by terminated or retired participants at December 31, 1994 and 1993 were $24,828,000 and $18,234,000, respectively.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS

ADMINISTRATIVE EXPENSES OF THE PLAN

All expenses incurred in the administration of the Plan are paid out of Plan assets unless the Company elects to pay such costs. Fees totaling $34,000 and $27,000 were paid or accrued to the Trustee by the Plan during 1994 and 1993, respectively. Other Plan expenses totaling $126,000 and $118,000 were paid or accrued by the Plan during 1994 and 1993, respectively.


NOTE 3 - TAX STATUS

The Plan is intended to qualify under Section 401(a) of the Code. In addition, the Deferred Fund of the Plan is intended to be a "Qualified Cash or Deferred Arrangement" under Section 401(k) of the Code. The Plan is not subject to Federal income taxes.

The Plan received a favorable determination letter from the Internal Revenue Service during 1993 indicating that the Plan qualifies under Sections 401(a) and 401(k) of the Code and is exempt from Federal income taxes. It is management's opinion that the Plan will continue to qualify under Sections 401(a) and 401(k) of the Code; however, if necessary, the Plan will be amended to maintain its qualified status.


NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT FUND

Financial information by investment fund as of December 31, 1994 and 1993, and for the years then ended are shown on the following pages.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS

NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT FUND - CONTINUED

      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS AT DECEMBER 31, 1994


                                     VANGUARD        VANGUARD        VANGUARD        VANGUARD         VANGUARD          VANGUARD
                                       GNMA            Index           Prime         Wellesley         Windsor        Int'l Growth
ASSETS

Investments:
  Mutual funds                    $ 14,826,000     $ 22,714,000    $ 22,534,000    $ 14,299,000     $ 52,511,000      $ 15,242,000
  SAIC Common Stock
  Short-term investments
  Participant loans
                                  ------------     ------------    ------------    ------------     ------------      ------------
                                    14,826,000       22,714,000      22,534,000      14,299,000       52,511,000        15,242,000
                                  ------------     ------------    ------------    ------------     ------------      ------------

Receivables:
  Participant contributions            115,000          230,000         150,000         179,000          442,000           194,000
  Company contributions                                               1,914,000
                                  ------------     ------------    ------------    ------------     ------------      ------------
                                       115,000          230,000       2,064,000         179,000          442,000           194,000
                                  ------------     ------------    ------------    ------------     ------------      ------------
     Total assets                   14,941,000       22,944,000      24,598,000      14,478,000       52,953,000        15,436,000
                                  ------------     ------------    ------------    ------------     ------------      ------------

LIABILITIES

Accrued Plan expenses
                                  ------------     ------------    ------------    ------------     ------------      ------------

     Total liabilities
                                  ------------     ------------    ------------    ------------     ------------      ------------

Net assets available
  for benefits                    $ 14,941,000     $ 22,944,000    $ 24,598,000    $ 14,478,000     $ 52,953,000      $ 15,436,000
                                  ------------     ------------    ------------    ------------     ------------      ------------
                                  ------------     ------------    ------------    ------------     ------------      ------------


                                         VANGUARD     SAIC COMMON       PARTICIPANT      STATE STREET
                                           STFED         Stock              Loans            STIF               Total
Assets
Investments:
  Mutual funds                        $ 12,761,000    $ 2,296,000                                           $157,183,000
  SAIC Common Stock                                    84,571,000                                             84,571,000
  Short-term investments                                                                   $ 125,000             125,000
  Participant loans                                                      $  8,604,000                          8,604,000
                                      ------------    -----------        ------------     ----------        ------------
                                        12,761,000     86,867,000           8,604,000        125,000         250,483,000
                                      ------------    -----------        ------------     ----------        ------------

Receivables:
  Participant contributions                 94,000        367,000                                              1,771,000
  Company contributions                                   532,000                                              2,446,000
                                      ------------    -----------        ------------     ----------        ------------
                                            94,000        899,000                                              4,217,000
                                      ------------    -----------        ------------     ----------        ------------
     Total assets                       12,855,000     87,766,000           8,604,000        125,000         254,700,000
                                      ------------    -----------        ------------     ----------        ------------

LIABILITIES

Accrued Plan expenses                                                                         38,000              38,000
                                      ------------    -----------        ------------     ----------        ------------
     Total liabilities                                                                        38,000              38,000
                                      ------------    -----------        ------------     ----------        ------------
Net assets available
  for benefits                        $ 12,855,000   $ 87,766,000        $  8,604,000       $ 87,000        $254,662,000
                                      ------------    -----------        ------------     ----------        ------------
                                      ------------    -----------        ------------     ----------        ------------

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS

NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT FUND - CONTINUED

         STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS AT DECEMBER 31, 1993


                                     VANGUARD        VANGUARD        VANGUARD        VANGUARD         VANGUARD          VANGUARD
                                       GNMA            Index           Prime         Wellesley         Windsor        Int'l Growth
ASSETS

Investments:
 Mutual funds                     $ 13,844,000     $ 17,792,000    $ 16,738,000    $ 11,982,000     $ 43,286,000       $ 8,211,000
 SAIC Common Stock
 Short-term investments
 Participant loans
                                  ------------     ------------    ------------    ------------     ------------      ------------
                                    13,844,000       17,792,000      16,738,000      11,982,000       43,286,000         8,211,000
                                  ------------     ------------    ------------    ------------     ------------      ------------


Receivables:
 Participant contributions             123,000          198,000         127,000         154,000          372,000           107,000
 Company contributions
                                  ------------     ------------    ------------    ------------     ------------      ------------
                                       123,000          198,000         127,000         154,000          372,000           107,000
                                  ------------     ------------    ------------    ------------     ------------      ------------
  Total assets                      13,967,000       17,990,000      16,865,000      12,136,000       43,658,000         8,318,000
                                  ------------     ------------    ------------    ------------     ------------      ------------
                                  ------------     ------------    ------------    ------------     ------------      ------------

LIABILITIES

Accrued Plan expenses
                                  ------------     ------------    ------------    ------------     ------------      ------------
  Total liabilities
                                  ------------     ------------    ------------    ------------     ------------      ------------

Net assets available
 for benefits                      $13,967,000      $17,990,000     $16,865,000     $12,136,000      $43,658,000        $8,318,000
                                  ------------     ------------    ------------    ------------     ------------      ------------




                                         VANGUARD     SAIC COMMON       PARTICIPANT      STATE STREET
                                           STFED         Stock              Loans            STIF               Total

Investments:
 Mutual funds                         $ 12,882,000    $ 2,518,000                                           $127,253,000
 SAIC Common Stock                                     64,225,000                                             64,225,000
 Short-term investments                                                                     $ 20,000              20,000
 Participant loans                                                         $6,646,000                          6,646,000
                                      ------------    -----------        ------------     ----------        ------------
                                        12,882,000     66,743,000           6,646,000         20,000         198,144,000
                                      ------------    -----------        ------------     ----------        ------------

Receivables:
 Participant contributions                  98,000        299,000                                              1,478,000
 Company contributions                                    443,000                             30,000             473,000
                                      ------------    -----------        ------------     ----------        ------------
                                            98,000        742,000                             30,000           1,951,000
                                      ------------    -----------        ------------     ----------        ------------

  Total assets                          12,980,000     67,485,000           6,646,000         50,000         200,095,000
                                      ------------    -----------        ------------     ----------        ------------


LIABILITIES

Accrued Plan expenses                                                                         38,000              38,000
                                      ------------    -----------        ------------     ----------        ------------

  Total liabilities                                                                           38,000              38,000
                                      ------------    -----------        ------------     ----------        ------------

Net assets available
 for benefits                          $12,980,000    $67,485,000          $6,646,000        $12,000        $200,057,000
                                      ------------    -----------        ------------     ----------        ------------
                                      ------------    -----------        ------------     ----------        ------------

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS

NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT FUND - CONTINUED

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1994



                                     VANGUARD        VANGUARD        VANGUARD        VANGUARD         VANGUARD          VANGUARD
                                       GNMA            Index           Prime         Wellesley         Windsor        Int'l Growth

Additions to net assets

 Investment income:
  Mutual funds:
   Realized (loss) gain               $(55,000)        $350,000                     $  (127,000)       $ 318,000          $306,000
   Unrealized depreciation          (1,049,000)        (737,000)                     (1,444,000)      (5,517,000)         (539,000)
   Dividends and interest              987,000          663,000        $796,000       1,007,000        4,891,000           197,000
  SAIC Common Stock:
   Realized gain
   Unrealized appreciation
  Interest
 Participant contributions           3,051,000        5,450,000       3,482,000       4,492,000       10,549,000         4,086,000
 Company contributions                                                1,914,000
                                  ------------     ------------    ------------    ------------     ------------      ------------
Total additions                      2,934,000        5,726,000       6,192,000       3,928,000       10,241,000         4,050,000
                                  ------------     ------------    ------------    ------------     ------------      ------------

Deductions from net assets

 Distributions to participants       1,035,000        1,111,000       1,385,000         894,000        2,644,000           896,000
 Plan expenses
                                  ------------     ------------    ------------    ------------     ------------      ------------
        Total deductions             1,035,000        1,111,000       1,385,000         894,000        2,644,000           896,000
                                  ------------     ------------    ------------    ------------     ------------      ------------

Net increase prior to exchanges      1,899,000        4,615,000       4,807,000       3,034,000        7,597,000         3,154,000
Exchanges                             (925,000)         339,000       2,926,000        (692,000)       1,698,000         3,964,000
                                  ------------     ------------    ------------    ------------     ------------      ------------

Net increase (decrease)                974,000        4,954,000       7,733,000       2,342,000        9,295,000         7,118,000

Net assets available for benefits

   Beginning of year                13,967,000       17,990,000      16,865,000      12,136,000       43,658,000         8,318,000
                                  ------------     ------------    ------------    ------------     ------------      ------------

   End of year                     $14,941,000      $22,944,000     $24,598,000     $14,478,000      $52,953,000       $15,436,000
                                  ------------     ------------    ------------    ------------     ------------      ------------
                                  ------------     ------------    ------------    ------------     ------------      ------------


                                         Vanguard     SAIC Common       Participant      State Street
                                           STFED         Stock              Loans            STIF               Total
Additions to net assets

  Investment income:
  Mutual funds
   Realized (loss) gain                  $(90,000)                                                              $702,000
   Unrealized dpreciation                (741,000)                                                           (10,027,000)
   Dividends and interest                 711,000                                                              9,252,000
  SAIC Common Stock:
   Realized gain                                          $ 6,000                                                  6,000
   Unrealized appreciation                              9,884,000                                              9,884,000
  Interest                                                 87,000            $499,000        $26,000             612,000
 Participant contributions               2,407,000      9,402,000                          4,680,000          47,599,000
 Company contributions                                  8,938,000                            125,000          10,977,000
                                      ------------    -----------        ------------     ----------        ------------
Total additions                          2,287,000     28,317,000             499,000      4,831,000          69,005,000
                                      ------------    -----------        ------------     ----------        ------------
Deductions fron net assets

 Distributions to participants             834,000      5,138,000             303,000                         14,240,000
 Plan expenses                                                                               160,000             160,000
                                      ------------    -----------        ------------     ----------        ------------
  Total deductions                         834,000      5,138,000             303,000        160,000          14,400,000
                                      ------------    -----------        ------------     ----------        ------------
Net increase prior to exchanges          1,453,000     23,179,000             196,000      4,671,000          54,605,000
Exchanges                               (1,578,000)    (2,898,000)          1,762,000     (4,596,000)
                                      ------------    -----------        ------------     ----------        ------------

Net increase (decrease)                   (125,000)    20,281,000           1,958,000         75,000          54,605,000

Net assets available for benefits

   Beginning of year                    12,980,000     67,485,000           6,646,000         12,000         200,057,000
                                      ------------    -----------        ------------     ----------        ------------
   End of year                         $12,855,000    $87,766,000          $8,604,000        $87,000        $254,662,000
                                      ------------    -----------        ------------     ----------        ------------
                                      ------------    -----------        ------------     ----------        ------------

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS

NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT FUND - CONTINUED

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1993


                                     VANGUARD        VANGUARD        VANGUARD        VANGUARD         VANGUARD          VANGUARD
                                       GNMA            INDEX           PRIME         WELLESLEY         WINDSOR        INT'L GROWTH
Additions to net assets

 Investment income:
  Mutual funds:
   Realized gain                      $116,000         $427,000                        $101,000         $469,000           $13,000
   Unrealized (depreciation)
       appreciation                   (193,000)         621,000                         126,000        2,198,000         1,516,000
   Dividends and interest              854,000          444,000        $499,000         764,000        3,556,000            66,000
  SAIC Common Stock:
   Realized gain
   Unrealized appreciation
  Interest
 Participant contributions           1,903,000        2,763,000       1,857,000       1,734,000        5,078,000         1,027,000
 Company contributions                   8,000            8,000           6,000          10,000           17,000             4,000
                                  ------------     ------------    ------------    ------------     ------------      ------------

              Total additions        2,688,000        4,263,000       2,362,000       2,735,000       11,318,000         2,626,000
                                  ------------     ------------    ------------    ------------     ------------      ------------

Deductions from net assets
 Distributions to participants         648,000          713,000       1,114,000         438,000        1,762,000           115,000
 Plan expenses
                                  ------------     ------------    ------------    ------------     ------------      ------------

              Total deductions         648,000          713,000       1,114,000         438,000        1,762,000           115,000
                                  ------------     ------------    ------------    ------------     ------------      ------------

Net increase prior to exchanges      2,040,000        3,550,000       1,248,000       2,297,000        9,556,000         2,511,000
Exchanges                           (1,315,000)         404,000      (2,372,000)      4,266,000        4,143,000         3,434,000
                                  ------------     ------------    ------------    ------------     ------------      ------------

Net increase (decrease)                725,000        3,954,000      (1,124,000)      6,563,000       13,699,000         5,945,000

Net assets available for benefits

   Beginning of year                13,242,000       14,036,000      17,989,000       5,573,000       29,959,000         2,373,000
                                  ------------     ------------    ------------    ------------     ------------      ------------

   End of year                     $13,967,000      $17,990,000     $16,865,000     $12,136,000      $43,658,000        $8,318,000
                                  ------------     ------------    ------------    ------------     ------------      ------------
                                  ------------     ------------    ------------    ------------     ------------      ------------

                                         VANGUARD     SAIC COMMON       PARTICIPANT      STATE STREET
                                           STFED         Stock              Loans            STIF               Total
Additions to net assets

 Investment income:
  Mutual Funds:
   Realized gain                        $   63,000                                                            $1,189,000
   Unrealized (depreciation)
     appreciation                           19,000                                                             4,287,000
   Dividends and interest                  763,000                                                             6,946,000
  SAIC Common Stock:
   Realized gain                                          $ 2,000                                                  2,000
   Unrealized appreciation                              5,115,000                                              5,115,000
  Interest                                                103,000            $416,000        $14,000             533,000
 Participant contributions               1,420,000     19,112,000                          4,568,000          39,462,000
 Company contributions                       3,000      7,510,000                            108,000           7,674,000
                                      ------------    -----------        ------------     ----------        ------------

              Total additions            2,268,000     31,842,000             416,000      4,690,000          65,208,000
                                      ------------    -----------        ------------     ----------        ------------
Deductions from net assets
 Distributions to participants             851,000      2,876,000             177,000                          8,694,000
 Plan expenses                                                                               145,000             145,000
                                      ------------    -----------        ------------     ----------        ------------
              Total deductions             851,000      2,876,000             177,000        145,000           8,839,000
                                      ------------    -----------        ------------     ----------        ------------
Net increase prior to exchanges          1,417,000     28,966,000             239,000      4,545,000          56,369,000
Exchanges                               (1,044,000)    (4,669,000)          1,750,000     (4,597,000)
                                      ------------    -----------        ------------     ----------        ------------

Net increase (decrease)                    373,000     24,297,000           1,989,000        (52,000)          56,369,000

Net assets available for benefits

   Beginning of year                    12,607,000     43,188,000           4,657,000         64,000         143,688,000
                                      ------------    -----------        ------------     ----------        ------------
   End of year                         $12,980,000    $67,485,000          $6,646,000        $12,000        $200,057,000
                                      ------------    -----------        ------------     ----------        ------------
                                      ------------    -----------        ------------     ----------        ------------

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Transactions involving cash, securities or assets of the Company, the Trustee or other affiliated persons are considered to be party-in-interest transactions under Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure. Reportable party-in-interest transactions for the years ended December 31, 1994 and 1993, are summarized below:


                                                YEAR ENDED DECEMBER 31, 1994
                                   -----------------------------------------------------
                                    NUMBER         NUMBER
INVESTMENT SALES                   OF UNITS       OF SALES       COST           PROCEEDS
State Street Bank & Trust
  Short-Term Investment Fund       605,000           70      $ 60,466,000     $ 60,466,000

SAIC Class A Common Stock            3,000            1          $ 44,000         $ 50,000


                                    NUMBER         NUMBER
INVESTMENT PURCHASES               OF UNITS     OF PURCHASES     COST           PROCEEDS

State Street Bank & Trust
  Short-Term Investment Fund       605,000           84      $ 60,571,000

SAIC Class A Common Stock          720,000            6      $ 10,506,000


                                                YEAR ENDED DECEMBER 31, 1993
                                   -----------------------------------------------------
                                    NUMBER         NUMBER
INVESTMENT SALES                   OF UNITS       OF SALES       COST           PROCEEDS

State Street Bank & Trust
  Short-Term Investment Fund       629,000           83      $ 62,889,000     $ 62,889,000

SAIC Class A Common Stock            2,000            1          $ 22,000         $ 24,000


                                    NUMBER         NUMBER
INVESTMENT PURCHASES               OF UNITS     OF PURCHASES     COST           PROCEEDS

State Street Bank & Trust
  Short-Term Investment Fund       629,000           95      $ 62,832,000

SAIC Class A Common Stock        1,572,000            4      $ 19,796,000

SCIENCE APLLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

ITEM 27a FORM 5500 - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AT DECEMBER 31, 1994
- -------------------------------------------------------------------------------

                              DESCRIPTION OF                                    COST OF             CURRENT
     IDENTITY OF ISSUE          INVESTMENT             SHARES OR UNITS           ASSET                VALUE
Mutual funds:
  The Vanguard Group of       Vanguard Fixed Income
    Investment Companies        Securities Fund -
                                GNMA Portfolio            1,547,000          $  15,486,000       $  14,826,000

                              Vanguard Index Trust -
                              500 Portfolio                 529,000             20,562,000          22,714,000

                              Vanguard Money
                              Market Reserves -
                              Prime Portfolio            24,830,000             24,830,000          24,830,000

                              Vanguard Fixed Income
                              Securities Fund -
                              Short-Term Federal
                              Portfolio                   1,317,000             13,419,000          12,761,000

                              Vanguard/Wellesley
                              Income Fund                   839,000             15,493,000          14,299,000

                              Vanguard/Windsor
                              Fund                        4,171,000             55,724,000          52,511,000

                              Vanguard Intl. Growth
                              Portfolio                   1,135,000             14,546,000          15,242,000
                                                                            --------------      --------------

                                                                               160,060,000         157,183,000


Common Stock:
  SAIC*                       Class A                     5,612,000             74,687,000          84,571,000

Short-term investment:
  State Street                Short-Term Investment
  Bank & Trust*                 Fund                        125,000                125,000             125,000

                              Participant Loans,
                              Due 1/7/1995 to 12/7/2019;
                              6% - 12%                                           8,604,000           8,604,000
                                                                            --------------      --------------

                                                                             $ 243,476,000       $ 250,483,000
                                                                            --------------      --------------
                                                                            --------------      --------------

* Represents a party-in-interest.

                                      F-14

                                                          ADDITIONAL INFORMATION
                                                                     SCHEDULE II

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

ITEM 27D FORM 5500 - SCHEDULE OF REPORTABLE TRANSACTIONS*
YEAR ENDED DECEMBER 31, 1994



                                                               NUMBER OF        PURCHASE         SELLING
   PARTY INVOLVED             DESCRIPTION OF ASSET            TRANSACTIONS        PRICE           PRICE
State Street Bank & Trust     Short-term Investment Fund           84          $60,571,000

State Street Bank & Trust     Short-term Investment Fund           70                           $60,466,000

SAIC                          Class A Common Stock                  6          $10,506,000



                                                                                                  CURRENT
                                                                                                  VALUE ON
                                                            LEASE        EXPENSE       COST OF   TRANSACTION    NET GAIN)
   PARTY INVOLVED             DESCRIPTION OF ASSET          RENTAL       INCURRED       ASSET       DATE        OR (LOSS)
State Street Bank & Trust     Short-term Investment Fund                                        $60,571,000

State Street Bank & Trust     Short-term Investment Fund                       $60,466,000      $60,466,000           $0

SAIC                          Class A Common Stock                                              $10,506,000



*Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of December 31, 1993 as defined in Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.




                                      F-15